Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-47796) pertaining to the PolyOne Retirement Savings Plan for Collective Bargaining Employees of our report dated June 11, 2004, with respect to the financial statements and schedules of the PolyOne Retirement Savings Plan for Collective Bargaining Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Cleveland, Ohio
June 22, 2004